Exhibit 99.2

Investors:

Kyle Bland: 630-824-1987

Media:

Steve Carlson: 630-824-1783

SUNCOKE ENERGY PARTNERS, L.P. TO OUTLINE PLAN TO MAINTAIN STRONG

FINANCIAL FOUNDATION AT ITS INVESTOR DAY

•	Expect 2016 Adjusted EBITDA attributable to SXCP to increase to between $207 million and $217 million
•	Intend to maintain quarterly cash distribution of $0.5940 per unit
•	Focused on reducing debt in 2016 in view of current steel and coal industry environment

Lisle, Ill. (December 17, 2015) – Today, SunCoke Energy Partners, L.P. (NYSE: SXCP) will discuss, at its joint Investor Day with SunCoke Energy, Inc. (NYSE: SXC), its 2016 outlook and plan to maintain a solid financial foundation in view of continued challenging market conditions.

SXCP expects 2016 Adjusted EBITDA to be between $207 million and $217 million, up from 2015 estimated Adjusted EBITDA of $185 million to $190 million, reflecting the benefit of a full year of the Convent Marine Terminal acquisition, partly offset by lower domestic coke results.

“We expect our assets will continue to produce solid results, despite headwinds facing our steel and coal customers,” said Fritz Henderson, Chairman, President and CEO of SunCoke Energy Partners, L.P. “In light of these challenges, we will be focused on maintaining a healthy balance sheet.”

Cash coverage in 2016 is projected to be between 1.41x to 1.54x on distributable cash flow of between $158 million and $172 million. This outlook reflects improvement in Adjusted EBITDA as described above and expected full-year benefit of a reimbursement holiday on its corporate cost allocation from SXC. Furthermore, given its priority to de-lever SXCP’s balance sheet, SXC plans to provide an incentive distribution rights (IDR) give-back in 2016, creating more liquidity to reduce debt. The Board regularly evaluates its capital allocation strategy and will adjust its priorities to make the most effective use of distributable cash flow.

Henderson continued, “We are taking decisive action to de-lever our balance sheet to navigate through these prolonged market challenges. This decision, combined with continued significant free cash flow generation and a competitive asset base, best positions us for long-term success.”

RELATED COMMUNICATIONS

Our management team is hosting a joint Investor Day with SXC at the New York Stock Exchange today, at 1:30 pm ET. Presentations will be webcast live and archived for replay for a limited time in the Investor Relations section of the Company’s website at www.suncoke.com.

SXCP 2015 Investor Day

SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly traded master limited partnership that manufactures high-quality coke used in the blast furnace production of steel and provides export and domestic coal handling services to the coke, coal, steel and power industries. In our cokemaking business, we utilize an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and have long-term, take-or-pay coke contracts that pass through commodity and certain operating costs. Our coal handling terminals have the collective capacity to blend and transload more than 45 million tons of coal each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. SXCP’s General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), which has more than 50 years of cokemaking experience serving the integrated steel industry. To learn more about SunCoke Energy Partners, L.P., visit our website at www.suncoke.com.

DEFINITIONS

Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”) adjusted for sales discounts. Prior to the expiration of our nonconventional fuel tax credits in November 2013, EBITDA reflected sales discounts included as a reduction in sales and other operating revenue. The sales discounts represent the sharing with customers of a portion of nonconventional fuel tax credits, which reduce our income tax expense. However, we believe our Adjusted EBITDA would be inappropriately penalized if these discounts were treated as a reduction of EBITDA since they represent sharing of a tax benefit that is not included in EBITDA. Accordingly, in computing Adjusted EBITDA, we have added back these sales discounts. EBITDA and Adjusted EBITDA do not represent and should not be considered an alternative to net income, operating income or operating cash flow under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance of the Partnership’s net assets and its ability to incur and service debt, fund capital expenditures and make distributions. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance and liquidity. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, as they should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

Distributable Cash Flow equals Adjusted EBITDA less net cash paid for interest expense, ongoing capital expenditures, accruals for replacement capital expenditures and cash distributions to noncontrolling interests; plus amounts received under the Omnibus Agreement and acquisition expenses deemed to be Expansion Capital under our Partnership Agreement. Distributable Cash Flow is a non-GAAP supplemental financial measure that management and external users of SXCP’s financial statements, such as industry analysts, investors, lenders and rating agencies use to assess:

•	SXCP’s operating performance as compared to other publicly traded partnerships, without regard to historical cost basis;

SXCP 2015 Investor Day

•	the ability of SXCP’s assets to generate sufficient cash flow to make distributions to SXCP’s unitholders;
•	SXCP’s ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that Distributable Cash Flow provides useful information to investors in assessing SXCP’s financial condition and results of operations. Distributable Cash Flow should not be considered an alternative to net income, operating income, cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable Cash Flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net income and net cash provided by operating activities and used in investing activities. Additionally, because Distributable Cash Flow may be defined differently by other companies in the industry, our definition of Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements.” Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXCP) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to, domestic and international economic, political, business, operational, competitive, regulatory, and/or market factors affecting SXCP, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXCP; and changes in tax, environmental and other laws and regulations applicable to SXCP’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXCP management, and upon assumptions by SXCP concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXCP does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

SXCP 2015 Investor Day

SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXCP. For information concerning these factors, see SXCP’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXCP’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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